EXHIBIT 11.1

COMPUTATION OF NET INCOME (LOSS) PER SHARE
VIDEO SENTRY CORPORATION

                                                   Three Months Ended               Nine Months Ended
                                                      September 30                    September 30
                                              ---------------------------     ---------------------------
                                                  1996            1995            1996            1995
                                                  ----            ----            ----            ----
  Weighted average shares outstanding           4,841,962       4,715,026       4,808,529       4,655,755
PRIMARY:


  Net effect of dilutive stock options and
    warrants - based on treasury stock
    method using average market price                --              --              --           552,210
                                              -----------     -----------     -----------     -----------

      TOTAL                                     4,841,962       4,715,026       4,808,529       5,207,965
                                              ===========     ===========     ===========     ===========

  Net Income (Loss)                           ($  927,836)    ($  209,539)    ($3,035,450)    $    12,366
                                              ===========     ===========     ===========     ===========

  Net Income (Loss) per share                 ($     0.19)    ($     0.04)    ($     0.63)    $      0.00
                                              ===========     ===========     ===========     ===========

FULLY DILUTED:

  Weighted average shares outstanding           4,841,962       4,715,026       4,808,529       4,655,755

  Net effect of dilutive stock options and
   warrants - based on treasury stock
   method using ending market price
   if higher than average market price               --              --              --           522,210
                                              -----------     -----------     -----------     -----------

      TOTAL                                     4,841,962       4,715,026       4,808,529       5,207,965
                                              ===========     ===========     ===========     ===========

  Net Income (Loss)                           ($  927,836)    ($  209,539)    ($3,035,450)    $    12,366
                                              ===========     ===========     ===========     ===========

  Net Income (Loss) per share                 ($     0.19)    ($     0.04)    ($     0.63)    $      0.00
                                              ===========     ===========     ===========     ===========
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